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As filed with the Securities and Exchange Commission on December 18, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California	94-3145844
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1350 Treat Boulevard, Suite 250
Walnut Creek, California 94596
(925) 937-3950
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James L. Bildner
President, Chief Executive Officer and Chairman of the Board of Directors
Tier Technologies, Inc.
1350 Treat Boulevard, Suite 250
Walnut Creek, California 94596
(925) 937-3950
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

D. Bradley Peck, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121-9109 Tel: (858) 550-6000 Fax: (858) 550-6420	Steven B. Stokdyk, Esq. Sullivan & Cromwell 1888 Century Park East Los Angeles, California 90067 Tel: (310) 712-6600 Fax: (310) 712-8800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ File No. 333-74192

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Class B common stock, no par value	$14,582,000	$3,486

(1)
Based on an offering of up to 4,600,000 shares at $20.00 per share. Shares with a maximum aggregate offering price of $77,418,000 were registered previously on the Registrant's Registration Statement on Form S-3, File No. 333-74192, filed on November 29, 2001 and as amended.
(2)
Determined in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

   This Registration Statement is being filed with respect to the Class B common stock, no par value, of Tier Technologies, Inc., a California corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective Registration Statement on Form S-3 (File No. 333-74192) originally filed by Tier Technologies, Inc. on November 29, 2001, and amended on December 12, 2001 and December 17, 2001, respectively, are incorporated in this Registration Statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on this 17th day of December, 2001.

TIER TECHNOLOGIES, INC.
By:	/s/ JAMES L. BILDNER James L. Bildner President, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date	Signature	Title

December 17, 2001	/s/ JAMES L. BILDNER James L. Bildner	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)
December 17, 2001	* Laura B. DePole	Chief Financial Officer (principal financial and accounting officer)
December 17, 2001	* Samuel Cabot III	Director
December 17, 2001	* Morgan Guenther	Director
December 17, 2001	* Ronald L. Rossetti	Director
December 17, 2001	* William Van Faasen	Director
December 17, 2001	/s/ JAMES L. BILDNER James L. Bildner *Attorney-in-fact	President, Chief Executive Officer and Chairman of the Board of Directors

II–5

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement(1)
3.1	Amended and Restated Articles of Incorporation(2)
3.2	Bylaws(3)
4.1	Form of Class B common stock certificate(4)
5.1	Opinion of Cooley Godward LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Cooley Godward LLP (see Exhibit 5.1)
23.3	Consent of Charles W. Berger
23.4	Consent of Mary Agnes Wilderotter
24.1	Power of Attorney(5)
(1)
Filed as an exhibit to our Registration Statement on Form S-3 (File No. 333-74192), filed on November 29, 2001 and as amended, and incorporated herein by reference.

(2)
Filed as an exhibit to our Form 10-K, filed December 21, 1998, and incorporated herein by reference.

(3)
Filed as an exhibit to our Form S-1/A (File No. 333-37661), filed on November 17, 1997, and incorporated herein by reference.

(4)
Filed as an exhibit to our Form S-1 (File No. 333-37661), filed on October 10, 1997, and incorporated herein by reference.

(5)
Filed as an exhibit to our Registration Statement on Form S-3 (File No. 333-74192), filed on November 29, 2001 and as amended, and incorporated herein by reference.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE